Exhibit 10.7

LEASE DEED

This Lease Deed (“Deed” or “Lease Deed”) made on this day of 1st April 2020 by and between

BACK OFFICE XTENSIONS INDIA PVT LTD registered under Companies Act 1956 and having its registered office at Plot No. Type 11/16, Dr.Vikram Sarabhai Instronics Estate, Thiruvanmiyur, Chennai - 600041, hereinafter referred to as the “LESSOR”, (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors in title, administrators and assigns), represented by its Director Dr. Ragula Bhaskar, the Party of the FIRST PART.

AND

FATPIPE NETWORKS PVT., LTD., a Company with GST No: 33AAACF6874C1ZU and having its Corporate office at 3rd Floor “Ragula Tech Park” Type 11/16, Dr.V.S.I. Estate Phase-1, Thiruvanmiyur, Chennai, Tamil Nadu, (hereinafter referred to as “the LESSEE” which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors in title, liquidators, executors attorneys, administrators, affiliates, subsidiaries and assigns) represented by its Director Mrs. Sanchaita Datta, the Party of the SECOND PART

The LESSOR and the LESSEE are collectively called ‘PARTIES’.

WHEREAS:

1.	The LESSOR has represented to the LESSEE that they are the absolute owner of the land to an extent of 9966 Sq. Ft comprised in T.S.No.5/7, Block No.8 of Thiruvanmiyur Village, Saidapet Taluk, Chennai 600 041 hereinafter referred to as the “Land”, having purchased the same vide sale deed dated 11.06.2007, registered as Doc. No. 4547 of 2007 in the office of the Sub-Registrar of Saidapet.

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2.	The revenue records for the Land have been mutated in the name of the Lessor and Patta bearing No. CA No.202/2016 dated 01.06.2016 issued by the Tahsildhar, Velachery Taluke office, Chennai District.

3.	The Lessor has obtained planning permission dated 18.05.2017 bearing P.P.No. C/9665/IT/31 A to C/2017 in Letter No. C2/556/2017 from the concerned statutory authority for construction of an IT building on the Land.

4.	Subsequently the LESSOR has constructed 26831 sq. ft. of IT building on the Land for IT / ITES related business and obtained the completion certificate from the concerned statutory authority dated 22.01.2018 bearing C.C.No. EC/South 11/08/2018.

(i)	The LESSEE is engaged in the business of IT / ITES services and have requested the LESSOR to provide on lease the office space admeasuring 5561 Sq. ft. Super-Built up area, in the 1st floor at IT Building “Ragula Tech Park”, more fully described in the Schedule A (Building Description) and Schedule B (Leased Premises) hereunder, hereinafter referred to as “Leased Premises” and demarcated in the floor plan annexed as Annexure A to this Deed along with four (6) car parking spaces.

(ii)	LESSOR hereby represent and warrant to LESSEE that LESSOR is in lawful possession and has a clear, absolute, unrestricted registered title and ownership rights with respect to the Leased Premises and Leased Premises is free from all kinds of claims, right, charges and encumbrances of any nature whatso ever.

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(iii)	Relying on representation and assurances of the LESSOR, LESSEE is desirous of taking the Leased Premises and LESSOR has agreed for the same on the terms and conditions herein contained.

(iv)	The LESSOR shall be deemed to be in juridical possession of the Leased Premises and the LESSEE will be in use of and occupation of the Leased Premises as a mere LESSEE it being the intention of the Parties hereto that the exclusive possession, charge and control of the Leased Premises shall at all times vest in the LESSOR alone and the LESSEE shall be merely in occupation of the Leased Premises.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	In consideration of the rent and other charges herein reserved and subject to the terms and conditions herein contained to be performed by the Parties, the LESSOR hereby demises on lease the Leased Premises admeasuring approx. 5561 Sq. ft. super-built up area i.e. 4265 sq. ft. Carpet Area to the LESSEE to use and to occupy the Leased premises situated at the 1st floor of “Ragula Tech Park” bearing door no. Type 11/16, Dr.V.S.I.Estate, Thiruvanmiyur, Chennai 600 041.

2.	The lease hereby agreed to, shall be for a period of 5 (Five) years commencing from April 01, 2020 (“Lease Commencement Date”) till March 31, 2025 (both dates inclusive and hereinafter referred as “Lease Term”) with a lock in period of Four (4) years for Lessee, commencing from Lease Commencement Date till March 31, 2024. Thus Lessee can terminate this Deed without cause any time after March 31, 2024 by providing three (3) months prior written notice i.e. on or after December 31, 2023. Lessor cannot terminate this Deed during entire Lease Term for convenience. This Lease Deed shall be extended by both the parties mutually for further period.

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The initial period of 90 days from Lease Commencement Date shall be the rent free period, which shall be extended by the Parties mutually by fifteen (15) days incase of LESSEE is unable to complete fit-out work due to any unforeseen circumstances (“Rent Free Period” or Fit out Period”) for carrying out interior fit-out work.

During the Fit-out Period the LESSEE shall not cause any damage to the Leased Premises, common area due to fit out construction activity (normal wear and tear excepted). In case of any damages due to the fit-out construction activity; the damages shall be assessed by both the parties jointly and the LESSEE shall fix all such damages at their cost.

3.	During the “Fit out Period mentioned herein, temporary power supply with sub-meter will be provided for the LESSEE. The LESSEE shall pay to the LESSOR the applicable charges for the units consumed as recorded in the said sub-meter. The shifting of materials from the ground floor to the SAID PREMISES shall be carried out only during such times as may be specified by the LESSOR so as to not causing inconvenience to the existing occupants in the building. All fit-out debris shall be cleared on a daily basis by the LESSEE at the LESSEE’S cost. The “Fit-out” works shall be carried out by the LESSEE strictly as per NBC (National Building Code) norms. Only metal conduits or FRLS (Flame Resistant Low Smoke) cables shall be used for electrical & data cabling above the false ceiling.

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4.	The LESSEE shall pay to the LESSOR Rent during the Lease Term as per the table hereinbelow.

Effective Month
(From the Lease
Commencement	Rent	Rent / Month
Date)	(Rs / Sq.ft.)	(Rs)
01 -03	NIL	NIL
04-12	67.00	3,72,587.00
13-24	67.00	3,72,587.00
25-36	67.00	3,72,587.00
37-48	77.05	4,28,475.05
49-60	77.05	4,28,475.05

The payment of the rent shall be made by the LESSEE to the LESSOR subject to deduction of tax at source on or before the 7th (Seventh) day of each English Calendar month in advance. The LESSEE shall pay the Rent and all applicable rates, taxes, cess, duties, surcharges, charges, SGST & CGST etc. in connection with its tenancy as may be applicable from time to time. The LESSEE shall as per the statutory deadlines prevailing from time to time, submit to the LESSOR the tax deductible at source (TDS) certificates evidencing the Income Tax deducted and deposited every month.

5.	Any delay in payment of rent or partial payment of rent or non-payment of rent on the above mentioned due date of 7th of every English calendar month in advance; the LESSEE shall incur a late charge @ 12% per annum on unpaid rent amounts due and payable by the LESSEE for the period of delay beyond the due date. The Late Charges (as are undisputed) shall be applicable after Ten (10) business working days from the due date.

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6.	Subject to the LESSEE complying with all the terms and conditions of this Lease Deed, the LESSOR shall either by itself or through an agent appointed by it provide the maintenance services in respect of the building and the common areas. The detailed scope of the maintenance services (“Maintenance Services”) is annexed as Annexure B to this Deed.

7.	In addition to the Rent payable during the Lease Term, the LESSEE shall from the date of execution of this Deed pay to the LESSOR monthly maintenance charges (“Maintenance Charges”) of Rs. 7.00/- per sq. ft. amounting to Rs. 38.927/- (Rs. Thirty Eight Thousand Nine Hundred Twenty Seven Only), in advance along with applicable CGST & SGST or any other tax if applicable for providing such services within 7 days from the date of receipt of an invoice by the LESSEE from the LESSOR and / or its agents in this regard.

8.	The LESSEE shall not be entitled to decline to pay to the LESSOR the Maintenance Charges and other charges payable under this Deed on the plea/ground that the LESSEE does not desire to avail of such services and facilities or any of them during the use and occupation and while the LESSEE is in possession of the Leased Premises.

9.	In the event of the Maintenance Charges hereby reserved or any part thereof remaining unpaid for a period of 10 days from the date of becoming due, the LESSEE shall be liable to pay interest at the rate of 12% per annum on such amount from the due date till the date of actual payment.

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10.	In the event of default of the LESSEE to pay the Maintenance Charges for 3 (three) consecutive months, the LESSOR shall issue notice to the LESSEE to rectify the default within 30 days from the date of notice failing which the LESSOR shall be entitled to terminate this Lease forthwith without any further notice.

11.	Tanker water charges, sewage / sludge water removal, wet garbage and Diesel charges consumption at actual shall be paid on monthly prorated basis by the Lessee. Lessor shall bear common area electricity charges.

12.	The LESSEE shall deposit with the LESSOR upon execution of Lease Deed, an interest free refundable deposit of Rs. NIL (Due to additional rent deposit already paid for 3rd Floor Space) (“hereinafter referred as “Refundable Security Deposit”) in the following manner as follows:

13.	In the event of expiry of the Lease or if the Lease Deed is terminated at any earlier point of time for any reason whatsoever, then the Refundable Security Deposit amount of Rs. NIL shall be refunded by the LESSOR to the LESSEE after deducting mutually agreed unpaid Rents, utility charges and other charges that the Lessee may be required to pay to any third party, if any, in respect of the occupation and use of the Leased Premises by the Lessee and other rightful dues and outgoings as mentioned in this Lease Deed which the LESSEE was liable to pay under this Deed during the lease period, simultaneously at the time of the LESSEE vacating and delivering possession of the Leased Premises to the LESSOR, after obtaining clearance from Government / Statutory authorities as applicable from time to time including de-bonding from the customs department, in a tenantable condition, subject to normal wear and tear in the event of the LESSEE using the “Demised Premises” as “Bonded ware house”.

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However in the event of any failure by the LESSOR to refund the interest free Refundable Security Deposit in the manner set forth above, the LESSOR shall pay an interest of 2% per month on the Refundable Security Deposit payable from the date the amount becomes payable till the date of actual refund of the Refundable Security Deposit and the LESSEE shall vacate and handover possession of the Leased Premises simultaneously with the LESSOR refunding the Refundable Security Deposit amount.

14.	The LESSEE agrees that the obligation of the LESSOR to refund the balance Refundable Security Deposit is subject to the LESSEE having paid all mutually agreed rental, maintenance charges and other charges payable under this Deed and the LESSEE handing over vacant possession of the Leased Premises to the LESSOR after obtaining clearance from STPI, Government / Statutory authorities as applicable from time to time including de-bonding from the customs department, in a good and tenantable condition, subject to normal wear and tear. Except in case of retention of possession of the Leased Premises due to failure of the LESSOR to refund Refundable Security Deposit, the Rent and other charges payable under this Deed shall be payable by the LESSEE to the LESSOR till the date of handover of Leased Premises to the LESSOR after obtaining all the said clearances and in de-bonded condition (if applicable).

If the handing over of the vacant possession is delayed due any willful delay by the LESSEE after the expiry or earlier termination of the Lease Deed, the LESSEE shall be liable to pay 1 time the then existing rent, for the period of such holding over of the Leased Premises and the same shall be without any prejudice to any other right and remedy available to the LESSOR under this Deed and under law for getting the LESSEE vacated from the Leased Premises and payment and acceptance of the same shall not constitute or deemed to constitute any right in favour of the LESSEE in any manner whatsoever and shall not be deemed to be a grant of a fresh lease on the terms and conditions mentioned herein or shall not be or deemed to be a waiver of the breach or omission of the terms and conditions mentioned herein. The status of the LESSEE during the period of hold over shall not be more than that of an illegal occupant.

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15.	The LESSEE agrees and confirms that it shall :-

a)	Maintain the Leased Premises in good condition, (reasonable wear and tear excepted) and in accordance with the terms and conditions of this Deed;

b)	Pay electricity consumption charges in respect of the Leased Premises as per the meter reading as per demand of the LESSOR.

c)	The electricity charges at actuals, subject to escalations from time to time by the statutory authority from the date of execution of this Deed till the date of expiry or termination of the Lease Deed, shall be borne and paid by the LESSEE to the LESSOR’S either directly or through their designated bank account within 5 business days from the date of receipt of demand / statement of charges from the LESSOR.

d)	If as a result of enhanced consumption of electricity by the LESSEE or if the LESSEE requires enhanced power supply to the Leased Premises and such consumption or requirement entails the necessity to pay additional amounts to the electricity department as deposits the said payments shall be made solely by the LESSEE. The additional charges (including any earlier electricity deposit) paid towards the deposit by the Lessee for enhanced power shall be refunded by the Lessor to the Lessee at the time of the Lessee handing over possession of the Leased Premises to the Lessor in the manner setforth in this Deed.

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e)	Existing (i.e. at the time of execution of Lease Deed) LT Power security deposit shall be payable by the LESSOR. Further in the event of the statutory authority demanding for any enhanced security deposit towards upgradation in power, the enhanced security deposit shall be proportionately collected from the Lessee and the same shall be refunded at the time of handing over possession of the Premises to the Lessor in the manner set forth in this Deed.

f)	The LESSOR shall obtain the necessary approvals from the CEIG (Chief Electrical Inspector to Government) if required, for all electrical installation by the LESSEE in the Leased Premises and the LESSEE shall provide details of executed electrical work to LESSOR.
g)	The LESSEE shall promptly pay its share of Water & Sewerage charges as may be levied from time to time in respect of the Leased Premises. For the water procured and supplied by the LESSOR, the LESSEE shall pay to the LESSOR the water charges and sewerage charges at pro rata The LESSOR has arranged to provide ground water from bore well subject to availability in the building, which will be used for flush and urinals. In case the bore well water is not available, the LESSOR shall source water for such services and the LESSEE shall bear the proportionate reasonable and mutually agreed cost for such sourcing of water.

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h)	In the event of delay or default of the LESSEE to pay the electricity and / or the water charges, the LESSOR shall have the right to pay the same if the non-payment of such charges affects the interest of the other tenants in the building. The LESSEE shall be liable to refund the amount paid by the LESSOR including the penalties levied by the electricity department and / or any other statutory authority along with an interest at the rate of 12% per annum. It is further agreed between the Parties that the LESSOR shall have the right to disconnect the power /water supply to the Leased Premises till such time the electricity charges / water charges together with the penalty and the interest is paid by the LESSEE to the LESSOR.

i)	It is expressly agreed by the LESSEE, that the LESSEE shall utilize only the electricity supply provided by the LESSOR to the Leased Premises and the LESSEE shall not have the right to obtain electricity for the Leased Premises independently. In the event of LESSEE demand additional power supply in the existing (at the time of execution of Lease Deed) electrical system, Lessor shall provide the same and LESSEE shall bear mutually agreed charges for the same.

j)	The LESSOR has provided for backup power supply for the Leased Premises in the form of Diesel Generator. The costs and expenses incurred for the diesel including taxes, reasonable transport and reasonable handling charges in the purchase of diesel and consumed in the operation of the DG shall be borne by all the tenants in the building on prorated basis. The payment for diesel consumption charges shall be measured on the basis of the Dual Energy Source meter installed in the building and such amount payable is over and above the rental and maintenance charges specified in this Deed. The statement in this respect shall be generated once in fifteen/thirty days and the LESSEE shall make such payments within 15 days of receipt of the undisputed invoice from the LESSOR. Unreasonable delay or failure on the part of the LESSEE to make such payment shall make the LESSEE no longer be entitled to the backup power supply from the DG.

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k)	The charges and expenses incurred for sewage and sludge treatment / disposal or removal from the building shall be shared proportionately amongst all the occupants of the building and the said charges shall be paid by the LESSEE to the LESSOR within 15 days from the date of receipt of the undisputed invoices from the LESSOR.

l)	All safety features shall be installed by the LESSEE in the Leased Premises at their own cost apart from the Fire Sprinklers and alarm system already installed by the LESSOR and LESSOR shall maintain Fire Sprinklers and alarm system provided by the LESSOR during the Lease Term.

m)	The LESSEE shall also bear the current and any future tax levied by the statutory authorities, CGST & SGST (but excluding Property tax) and levies arising out of the rent paid I payable by the LESSEE to the LESSOR or any tax/cess levied on the utilization of the Leased Premises or on the lease deed.

n)	Permit the LESSOR and its authorized agents to inspect and/or attend to the necessary repairs relating to the Leased Premises, provided that such inspection shall be only during the day time and at a reasonable hour convenient to the LESSEE and only after prior written notice is given to the LESSEE. However the Lessor shall not be required to provide prior written notice in case of repairs to be done on an emergency basis.

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o)	Use the Leased Premises for their commercial purpose viz: IT & ITES businesses & training center etc., and not carry on or permit to be carried on in the Leased Premises, or in any part thereof, any activities which are unlawful. The LESSEE shall not do or permit to be done to or in respect of the Leased Premises anything, which may or can be a nuisance or annoyance to the other occupants of the building. The LESSEE shall carry out its business activities from the Leased Premises only after obtaining necessary clearances, permissions, NOC and operating licenses, as applicable by the relevant statutory authorities. The LESSEE shall also comply with necessary legal compliances required for carrying out such business activities of the LESSEE and provide copies of relevant registration certificates, to the LESSOR.

p)	The LESSEE and its employees in the Leased Premises shall observe all the rules and regulations established by the LESSOR and / or its agents, so as to ensure peace and discipline in the building and for smooth and efficient maintenance & management of the various services and facilities in the building and/or for the protection thereof from any misuse and damage.

q)	The LESSEE shall not damage any of the common equipment and facilities provided by the LESSOR. In the event of the LESSEE or any of its employees, contractors or visitors causing any damage to the common equipment and facilities in the building, the LESSEE shall reimburse the LESSOR for any loss or expenses incurred by the LESSOR as a result of such damage caused.

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r)	The LESSEE and its employees in the Leased Premises will not disturb peace and harmony of the building and the LESSEE further agrees to co-operate with the LESSOR to keep the Leased Premises clean and ensure a professional working environment.

s)	Not to assign or let or create a sub-lease in respect of the Leased Premises or any part thereof in favour of third party without permission of the LESSOR. However, LICENSEE shall be entitled to assign or let or create a sub-lease in favour of its affiliates/subsidiaries/associate companies upon prior written intimation to the LESSOR.

t)	Not to make any permanent or structural changes in the Leased Premises. The LESSEE shall at its own cost maintain and take care of any minor repairs to the Leased Premises along with all electrical, sanitary, fire-fighting equipment installed by the LESSEE, etc., which may arise from day to day use.

u)	Not to keep or store in the Leased Premises any goods or articles of a hazardous or combustible nature combustible nature except in small quantities for normal bona fide consumption.

v)	On the expiry of the lease period or sooner termination and simultaneously on the LESSOR returning the Refundable Security Deposit to the LESSEE, the LESSEE will remove itself, its employees, its agents and all its belongings and articles and things from the Leased Premises and hand over quiet, vacant and peaceful charge of the Leased Premises to the LESSOR in the manner set forth above. If the Leased Premises is bonded/ registered with any statutory authority such as customs, STPI etc., the Lessee shall provide to the Lessor proof of de bonding/ de registration as applicable to the Leased Premises from the concerned authorities at the time of handing over of the Leased Premises.

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w)	All day to day repairs / maintenance of the Toilets used by the LESSEE, such as repair & replacement of taps, etc. (apart from external glass and glazing) and all other minor repairs within the Leased Premises shall be borne by the LESSEE, however any major repair/maintenance work such as any leakages, issue with sanitaryware, waterproofing issues etc. shall be responsibility of the LESSOR.

x)	That it shall insure its assets within the Leased Premises against loss or damage by fire, earthquake, storm, tempest, riot and/or flood. LESSOR shall maintain its insurance for their building against loss or damage by fire, earthquake, storm, tempest, riot and / or flood.

y)	In case the LESSOR takes a loan from banks or other financial institutions on rent discount basis, the LESSEE consents to pay the Rent during the subsistence of the lease, if required by the LESSOR, to its bankers or mortgagees without in any way affecting the rights of the LESSEE under this Deed and without any additional costs or charges being imposed on the LESSEE due to payment under such mode. The LESSEE shall extend support to the LESSOR by providing necessary documents from its side (at its sole discretion) but will not bear any additional costs in this regard. The LESSOR shall ensure that the LESSEE continues use of the Leased Premises uninterrupted and with full peaceful occupation rights and without any encumbrances.

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16.	The LESSOR hereby agrees with the LESSEE:-

a)	That the LESSEE shall be entitled to peacefully and quietly enjoy the Leased Premises during the Lease Term without disturbance by the LESSOR or any person or persons claiming through or under or in trust for it, subject to the LESSEE’s compliance of the terms and conditions of this Deed. Any non-compliance to the terms and conditions of this Deed by any Party shall be taken as an event of default/breach by the other Party.

b)	That the LESSEE shall be entitled to use, occupy and enjoy the Leased Premises and the LESSEE, its employees, clients, customers, invitees, suppliers, contractors and visitors of all kind whatsoever relating to the LESSEE’s business shall have free and unimpaired access to the Leased Premises at all times 24 hours a day, seven (7) days a week during the term of the Lease.

c)	That the LESSEE shall have the right to display its name and logo in the Leased Premises at designated spaces allotted by the LESSOR. The LESSEE will be permitted to put up their company name & logo at a designated location in the corridor wall adjacent to LESSEE’S premises, building directory at the ground floor and at both entry gates.

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d)	The LESSOR shall, during the term of the lease, promptly pay property and other taxes to the Corporation of Chennai and such other authorities concerned in connection with the ownership of the Leased Premises.

e)	In the event of the Leased Premises being sold, mortgaged, charged or encumbered, the said sale, mortgage, charge or encumbrance created will be subject to the rights of the LESSEE under this Deed and such rights shall not be affected by such sale, mortgage, charge or encumbrance. The LESSOR will ensure that the purchaser / assignee shall be bound by the terms of this Lease to the same extent as the LESSOR is.

f)	In the event of the LESSEE getting acquired or merged or becoming a part of another large organisation, all the terms & conditions of this Lease Deed shall be retained as same and a letter of attornment to that effect shall be issued by the new entity confirming the terms & conditions of this lease deed.

g)	That it shall keep the Leased Premises, building and campus in good order and condition and to at its cost carry out all structural repairs thereto as may be necessary or required from time to time.

h)	That it shall subject to the terms of this Deed, ensure the adequate water supply, electricity, to the Leased Premises to enable the LESSEE to carry on its activities.

j)	LESSEE may be required to install antennas on the roof to allow for wireless communications for company use. LESSOR agrees to allow such installation without additional charge.

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k)	LESSOR agrees to provide 1 parking slot for 1000 Sq. Ft SBA leased out i.e. the floor consisting of 5563 SBA 6 car parking slots will be provided. The LESSE has to manage their Cars & Two Wheelers in the slots allotted by the LESSOR in the above 6 car parking slots.

l)	LESSOR hereby represents and warrants that the LESSOR is fully empowered and competent to lease the Leased Premises and is further competent to enter into this Lease Deed. The LESSOR also agrees to indemnify, protect and also keep the LESSEE harmless in the event of any defect in the title of or incompetence of LESSOR to enter into this Lease Deed.

17.	The LESSOR shall permit the LESSEE to finish the interior of the Leased Premises with flooring, ceiling, electrical fittings, networking equipment/cabling, telephone cabling, offices, furniture, fixtures and any other build-out needed to conduct its business activities in the Leased Premises, for the better use of the Leased Premises by the LESSEE entirely at the cost and expense of the LESSEE.

18.	The LESSOR and the LESSEE agree that on vacating the Leased Premisees, the LESSEE will remove movable fixtures such as cubicles, tables, chairs, by the end of their lease tenure. The LESSEE shall try to sell the immovable fit-outs such as electrical fittings and A/C ducting to the new lessee, if any new lessee has been found for the Leased Premises. However, should the LESSEE be unable to sell the immovable fixtures within their lease tenure or the new LESSEE requires the fittings to be removed; then the LESSEE agrees to remove such fit-outs at their own expense immediately. The Leased Premises shall be required to be reinstated to its original condition while vacating the Leased Premises. Reasonable wear and tear accepted. If the Leased Premises are leased and the new lessee agrees to purchase the fittings, both parties agree that the LESSEE is free and clear of this obligation.

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19.	Both the parties hereby agree that they shall fully indemnify and keep indemnified the other from and against all actions, suits, proceedings, losses, damages, costs, charges, expenses and other liabilities, without limitation to legal costs whatever brought against suffered or incurred by the parties by reason of any breach, non - performance or non - observance by the party of any of its obligations under and in accordance with the Deed including any terms, conditions, provisions, covenants or requirements of any law, rule, regulation, order, sanction, proceedings and in respect of the use and occupation of the Leased Premises or any part thereof.

20.	The LESSEE agrees and undertakes that it shall keep all its assets and equipment installed in the Leased Premises insured from all risks, including third party claims. The LESSEE shall be liable against any loss or damage caused to any third party as a result of any willful act or omission by the LESSEE and the LESSEE hereby indemnifies the LESSOR against all claims made as a result of such act or omission by the LESSEE.

21.	In the event of the LESSEE / LESSOR committing any breach of the terms and conditions herein contained and fails to remedy or make good such breach within fifteen (15) days from the date of receipt of notice in writing from the other Party specifying the breach, the LESSOR / LESSEE shall be entitled to terminate this Deed during the Lease Term by giving thirty (30) days written notice of its intention to terminate the Deed. LESSEE shall not be liable to pay rent and other charges payable to the LESSOR if the LESSEE is unable to use and peacefully enjoy Leased Premises due to breach committed by LESSOR till the breach gets cured by the LESSOR.

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22.	Subject to Clause 24, In the event of LESSEE default in payment of the lease rentals for 3 consecutive months without cause then, the LESSOR shall have the right to terminate the lease; & claim an interest @ 12% p.a. for the unpaid amount.

23.	In the event of termination, the LESSOR shall refund the Security Deposit payable to the LESSEE as envisaged herein above, subject to adjustment of arrears of Rent and other rightful mutually agreed dues, if any, simultaneously at the time of the LESSEE handing over the possession of the Leased Premises to the LESSOR in the manner setforth above.

24.	Notwithstanding anything herein, neither party shall be considered in default in the performance of its obligations under this Deed if and so long as such performance is delayed or prevented by force majeure conditions which shall include acts of God, War like operations war, riots, accident, fire, flood, earthquake and pandemic/epidemic provided that the notice of the cause of such delay or prevention shall have been given by the party affected by it to the other party in writing within 7 (seven) days of the occurrence of such cause. LESSEE shall not be liable to pay rent and other charges, if the LESSEE is unable to occupy or peacefully enjoy Leased Premises due to such Force Majeure event. In the event of such force majeure conditions continuing for more than 30 (thirty) days, either party shall be at liberty to terminate forthwith, in writing, Lease herein.

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25.	Any notice intended to be given by either party hereto, to the other, shall be properly and validly given if it is delivered to or sent by a) registered post or hand delivery, duly acknowledged, to the respective addresses of the parties, as herein above mentioned or b) official e-mail ID of representatives of either Party. Any change in the address specified above, of either party, shall be immediately notified in writing to the other party.

26.	This Lease Deed shall be governed by the Laws of India and the Courts & High Court at Chennai alone shall have jurisdiction in all matters arising out of & touching and / or concerning this transaction.

27.	The Stamp Duty and Registration charges in respect of this Lease Deed shall be entirely borne by the LESSEE. The LESSEE shall register the Lease Deed preferably within 90 to 120 days from the date of execution of the Deed. The LESSOR shall provide all the necessary assistance in respect of the process of the registration of Lease Deed.

28.	This Lease Deed shall, from the date of signature thereof, operate in substitution of all terms, conditions, understandings previously agreed to or in force between the LESSOR and the LESSEE in respect of subject matter hereof (which shall be deemed to have been terminated by mutual consent as from the said date of signature) but without prejudice to the rights, liabilities and obligations (if any) of either party accrued prior to that date.

29.	If any term or provision in this Deed shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part thereof shall, to that extent, be deemed not to form part of this deed but the validity and enforceability of the remainder of this Deed shall not be affected. All agreements/deeds, if any, executed prior to this Deed containing any clause in contrary to those specified under this Deed shall be deemed to be cancelled and of no effect to that extent.

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30.	The Parties hereto agree that in the event of there being any delay in or indulgence shown by either of the Parties with regard to the enforcement of any of the terms of this Deed, the same shall not be construed as a waiver on the part of the party showing such indulgence or tolerance and any such indulgence or forbearance shall not be deemed to be a waiver of the rights and the parties shall be entitled to enforce such right without prejudice to such indulgence or tolerance shown.

31.	The terms of this Deed shall not be altered except by means of an agreement in writing duly signed by the parties hereto.

32.	Environmental Matters: LESSOR represents that it shall comply with applicable environmental laws and shall indemnify the LESSEE against all charges, losses, damages penalties, if any incurred, arising out of such non-compliances.

33.	The signatory executing this Deed on behalf of the LESSOR represents and warrants that he is one of the Director of the Lessor and he is duly authorized to execute and deliver this Deed on behalf of the LESSOR and this Deed is binding on the LESSOR in accordance with its terms.

34.	The signatory executing this Deed on behalf of LESSEE represents and warrants that he/she is duly authorized to execute and deliver this Deed on behalf of the LESSEE and this Deed is binding on the LESSEE in accordance with its terms.

35.	This Lease Deed shall be executed in duplicate. The original Deed shall remain in the possession of the LESSEE and the duplicate copy shall be retained by the LESSOR.

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SCHEDULE A

Building Description

Office building known as “RAGULA TECH PARK” bearing Door No. Type 11/16 Dr.V.S.I. Estate, Thiruvanmiyur, Chennai 600 041, situated on all that piece and parcel of land measuring an extent of 9966 sq.ft. or thereabouts comprised in Old Survey No.l9B New T.S.No.5/7 Block No.8 of Thiruvanmiyur village, previously Saidapet Taluk, presently Velachery Taluk, Chennai district, the said land bounded on the

North by:	Unit 11-17
South by:	Estate Land (Sump Over head tank)
East by:	IT Highway Road and
West by:	30 feet Road

all situated within the Sub Registration District of Joint - I Chennai South and the Registration District of Chennai South.

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SCHEDULE B

LEASED PREMISES

ALL THAT piece and parcel of office space admeasuring 5561 Sq. ft. in the lst floor of the building “RAGULA TECH PARK”, demarcated in the floor plan annexed as Annexure A, bearing Door No. Type II/16, Dr.V.S.I.Estate, Thiruvanmiyur, Chennai - 600 041, along with 6 reserved car-park slots (6 covered), area around the aforesaid building

IN WITNESS WHEREOF the parties hereto have hereunto set and subscribed their respective hands to the original and duplicate hereof on the day and year first here-in above written.

LESSOR	LESSEE

Witnesses:

1.

2.

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ANNEXURE A

(Demarcated Floor Plan)

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ANNEXURE B

List of the Maintenance Services

a)	Security for the common areas of the Building.

b)	Maintenance and upkeep of common areas and landscape areas.

c)	Cleaning of glass facade.

d)	Maintenance of lifts, smoke detection system in the common area and fire escape.

e)	Maintenance of Gensets.

f)	Maintenance of the Diesel Generator.

g)	Salaries and statutory benefits payable to watch and ward staff, electricians, plumbers, sweepers, cleaners, lift operators, etc., for common areas.

h)	Maintenance of fire-fighting equipment at common areas.

i)	Conducting fire drill and maintaining fire-fighting equipment provided in the common areas.

j)	Annual Maintenance Contracts for all equipment for Building Common use.

k)	The Service provider agrees to keep the entire building duly painted and in good condition and further agrees to have the building white washed/ painted periodically as and when required.

l)	Employing suitable staff and operators for external maintenance.

m)	Provision and maintenance of common electrical systems.

n)	Pest control of the area around the Premises and the Common Areas.

o)	Illumination of the yard, corridors and common areas.

p)	Maintenance and operation of bore wells, sumps, overhead tanks and related motors to ensure water supply.

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q)	All incidental expenses relating to the above and maintenance of the full Premises, maintenance of all the equipment so that the same is available during normal and emergency situations.

r)	Payment of all Electricity and water bills consumed for the common areas of the entire building. (All clients in the building will be charged on actual usage of fresh water for wash basins & health faucets as metered in the respective toilets) STP water used for WC& Urinals will not be charged. In case of STP shutdown and non-availability of treated water for non-domestic use, fresh water used for such purpose will be charged on occupied area.

s)	Waste water (sewage & sludge) extraction from the building will be charged to all occupants of the building in proportion to occupied area.

t)	Collection of electricity bills (LT) from authorities and preparation and distribution of sub bills to occupants for their timely payment.

u)	Payment of electricity bills for common area electricity charges, common services including elevators, pumps, motors and common area lighting of the building is excluded in the scope of CAM.

v)	Provision of consumables and replacement of electrical fittings of common area.

w)	Water Charges on actuals to be extra, payable by the Service Receiver, based on actual usage. The actual usage shall be measured with a meter installed in the Premises by the Service Provider without any deduction of income tax.

x)	The maintenance charges as aforesaid will exclude Tanker water charges, Sewage / sludge water removal, wet garbage and Diesel charges consumption which have to be paid as actuals on monthly basis.

y)	Parking management as per agreement and regulating vehicles within the Building.

z)

Cost of replacing capital goods forming part of base building, assets such as chillers, transformers, generators, motors, pumps, electrical panels, elevators and the cost of replacing and repairing the facilities, will be borne by the LESSOR, PROVIDED THAT such replacement / repair is not occasioned on account of wrongful use or negligence on the part of the LESSEE.

The above list of Maintenance Services is only indicative and not exhaustive.

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ANNEXURE C

Building Technical Checklist

Building Technical details at the time of handover of Leased Premises by the LESSOR to the LESSEE

Sr. No.	Description	Building Details
General Details
1	Location	Dr.VSI Estate, Phase-I, Thiruvanmiyur
2	Building Name / Number	Type 11/16
3	Total Building Area	26,500 Sq.Ft.
4	Typical Floor Plate Area	4,265.00
5	Floor Layout required in AutoCAD	Shall be provided by Lessor to Lessee
6	Proposed leasable area	5561 Sqft
7	Proposed carpet area	4,265 Sqft
8	Efficiency	76.69%
9	Floor to floor ht.	8.7 feet clear ( Floor to Slab )
Handover condition
10	Type of Existing Flooring	Vitrified Tiles
11	False ceiling details	N/A
12	Paint on walls	Done 90% area with Double Pane Glass
13	Details of installed doors with required hardwares	All doors installed
14	Details of Gents & Ladies Toilets with capacities, finishing details such as Hand dryer, Tissue paper, Paper Holder, Health Faucet & Interior details	Already Built, can be expanded by Land Lord
15	Details of Statutory Approvals - BCC/Occupancy Certificate, Fire NOC & all related permissions to start the operation /Interior Fitout	All statutory approvals pertaining to building are available with Landlord
16	Total available Parking lots for proposed facility	6 car parking slots in total

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Air - Conditioning
17	Details of Installation of Equipment & Sq.ft/Tonnage	Daikin VRV Tech. AC 28TR
18	Type of HVAC System Installed & details	Yes. Daikin VRV Tech. indoor & out door units.
19	Provision of space for Office Area & Server room /UPS Room HVAC Outdoor Units	Yes Available.
20	Toilet Ventilation & fresh air intake provision	Yes
21	Ventilation for Common Areas, (e.g Staircase) etc.	Yes
Plumbing & STP provisions
22	STP details	-
23	Water Source & water tank capacity	50,000 ltrs, tank
24	Type of Water Distribution System. Viz. Over head tank , hydro pneumatic system etc.	Over head tank
25	WTP	-
Electrical Works
26	Power provision on floor	Separate LT Connection 112 kva
27	Feeder rating for the lst floor	112 KVA
28	Electrical supply is provided by single or dual Transformers.	500Kva Transformer
29	Common areas and Emergency lighting in the Common areas	Yes
30	Please confirm if Separate shafts are provided for electrical cabling.	Yes
31	Single line diagram of the Electricity distribution for reference.(High side. i.e Power source to Main Panel)	-
32	Availability of power backup 24x7 for entire proposed floor.	Yes
33	Details of DG Set with number and capacities. DG fuel storage capacity	500 kva Kirloskar DG Set
34	Any light fixtures provided on floor as warm shell with false ceiling	Yes
35	Lightning Protection. Approx.	-
Fire fighting Works
36	Fire Sprinklers provision on floor and Wet Risers,	Yes
37	Fire Hydrants/Hose Reels	Yes
38	Pump Room , Fire Fighting Work	Yes
Elevator
39	Details of Elevators with number and capacities	2, Kone Elevators, each 10 passenger
40	Please confirm if Separate shafts are provided for Networking/OFC cabling.	No

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